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                                                                   Exhibit 10.12

                   SEVERANCE AND SETTLEMENT AGREEMENT AND RELEASE
                   ----------------------------------------------

              This AGREEMENT is entered into by and between Netrix Corporation (the "Company") and Charles W. Stein (the "Employee").

              WHEREAS, the parties wish to resolve amicably the Employee's separation from the Company and establish the terms of the Employee's severance arrangement;

              NOW, THEREFORE, in consideration of the promises and conditions set forth herein, the sufficiency of which is hereby acknowledged, the Company and the Employee agree as follows:

              1.   Termination Date.  The Employee's effective date of
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         termination from the Company is March 31, 1997.

              2.   Resignation from Board.  The Employee hereby resigns
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         from the Board of Directors of the Company effective March 31,
         1997.

              3.   Severance Payments. In return for the execution of the
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         instant Severance and Settlement Agreement and Release, the Company
         agrees to pay the Employee severance payments through the Severance Period (as defined below) equal to $17,083 per month, payable on a semi-monthly basis, with any partial months being appropriately pro rated, less all applicable state and federal taxes. The amounts due to the Employee under this paragraph shall be reduced by the amount of any consulting fees, employment compensation or other compensation received by the Employee with respect to services rendered by him during the Severance Period. The Employee agrees to report any such income to the Company promptly. The "Severance Period" shall be the period beginning on the date of this Agreement and ending on the earlier of (i) December 31, 1997 and (ii) the date on which the Employee accepts other full-time employment with an annual salary equal to or greater than his current salary from the Company.

              4.   Other Benefits.  Following the termination of the
                   --------------
         Employee's employment, he shall not be entitled to participate in any employee benefit programs provided by the Company, with the following exceptions:

                   a. The Employee shall receive payment for 200 hours of accrued but unused vacation time, which payment shall be made not later than the Company's next regularly scheduled payroll date;

                   b. The Company will provide the Employee with up to two months of outplacement services through Lee-Hecht Harrison, or $2,200 in cash to obtain similar services from another provider;
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                   c.   The Employee shall continue to be eligible for the
         Company's Employee Assistance Program through June 30, 1997;

                   d. If the Employee is currently enrolled in the Company's medical and dental insurance plan, he will be entitled to elect to continue coverage under COBRA, in which case the Company shall reimburse him for the premiums for coverage through the Severance Period;

                   e. The Employee's life insurance benefit will terminate on March 31, 1997 but he will have 31 days to convert his coverage to an individual policy at his own cost through MassMutual;

                   f. The Company will continue the Employee's e-mail and voice mail in effect through the Severance Period;

                   g. The Company will loan to the Employee through the Severance Period the office furniture and equipment previously discussed with him. Promptly upon the termination of the Severance Period, the Employee shall return such furniture and equipment to the Company. The Employee shall maintain such furniture and equipment in good repair and shall return it to the Company in good condition, normal wear and tear excepted.

         The Employee acknowledges that (i) he will not be entitled to any bonus for 1997, (ii) he will not be reimbursed for any unused sick leave and
         (iii) his disability insurance benefit will terminate effective on March 31, 1997. The Company shall deduct from any payments made to the Employee hereunder all applicable state and federal taxes.

              5.   Stock Options. Further vesting of all stock options held by
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         the Employee on the termination date shall be terminated on that date, and such options shall be canceled to the extent not then vested. The period for exercising vested options shall be extended to January 9, 1998, at which time all unexercised options shall terminate.

              6.   Indemnification. The Company shall not take any action to
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         alter or impair any exculpatory or indemnification provisions now existing in the Company's certificate of incorporation or by-laws for the benefit of individuals serving as a director or officer of the Company on March 31, 1997, except for any changes which may be required to conform with changes in applicable law and any changes which do not affect the application of such provisions to acts or omissions on or prior to March 31, 1997. The Company shall not take any action to diminish or impair the Employee's existing rights under the Company's directors and officers insurance, with the exception that the Company shall not be obligated to maintain any specified coverage level under its directors and officers insurance policy and may from time to time

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         reduce that level if the reduction affects all officers and directors in office on March 31, 1997 equally.

              7.   Release.
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                   a.   The Employee hereby fully, forever, irrevocably and
         unconditionally releases, remises and discharges the Company, its officers, directors, stockholders, corporate affiliates, attorneys, agents and employees from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature which he ever had or now has against the Company, its officers, directors, stockholders, corporate affiliates, attorneys, agents and employees, including, but not limited to, all claims arising out of his employment, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. S2000e et seq., the
                                                               -- ---
         Americans With Disabilities Act, 42 U.S.C. S12101 et seq., the Age
                                                           -- ---
         Discrimination in Employment Act, 29 U.S.C. S621 et seq., the Virginia
                                                          -- ---
         Human Rights Act S2.1-715 et seq., wrongful discharge claims or other
                                   -- ---
         common law claims; provided, however, that the Employee does not so
                            --------  -------
         release any such claims relating to (i) his rights to be indemnified by the Company pursuant to its certificate of incorporation or by-laws,
         (ii) his rights under the Company's directors and officers insurance or
         (iii) his rights under this Agreement.

                   b. The Company hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Employee from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature which the Company ever had or now has against the Employee; provided,
                                                               --------
         however, that the Company does not so release any such claims (i) that
         -------
         may be brought by the stockholders of the Company derivatively in the name of the Company or (ii) that relate to its rights under this Agreement.

              8.   Non-competition.
                   ---------------

                   a. For the period ending on December 31, 1998, the Employee will not directly or indirectly:

                        (i) serve as an employee, consultant, officer, director, partner, stockholder or investor, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), of any of the following companies or any successor to

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         such companies or their business: ACT Networks, Network Equipment
         Technologies, ASCOM Timeplex, Newbridge Networks, Cascade or cisco/Stratacom; or

                        (ii) recruit, solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or

                        (iii) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by the Employee while employed by the Company.

                   b. If any restriction set forth in this Section 5 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

                   c. The restrictions contained in this Section 5 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section 5 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

              9.   Other Agreements.  The Employee will continue to honor
                   ----------------
         the terms of any agreements previously executed by him, or not executed by him but executed by substantially all of the Company's employees, related to the preservation of confidential or proprietary information or the assignment of inventions or developments.

              10.  Nature of Agreement.  The Employee understands and
                   -------------------
         agrees that this Agreement is a severance and settlement agreement and does not constitute an admission of liability or wrongdoing on the part of the Company.

              11.  Amendment.  This Agreement shall be binding upon the parties
                   ---------
         and may not be amended except by an instrument in writing signed by each party hereto. This Agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

              12.  Validity.  Should any provision of this Agreement be
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         declared or be determined by any court of competent jurisdiction

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         to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal and invalid part, term or provision shall be deemed not to be a part of this Agreement.

              13.  Confidentiality.  The Employee understands and agrees
                   ---------------
         that the terms and contents of this Agreement, and the contents of the negotiations and discussions resulting in this Agreement, shall be maintained as confidential by the Employee.

              14.  Non-Disparagement.  The Employee understands and agrees that
                   -----------------
         as a condition for payment to him of the consideration herein, he shall not make any false, disparaging or derogatory statements in public or private regarding the Company or any of its directors, officers, employees, agents, or representatives or the Company's business affairs and financial condition. The Company agrees that it shall not make any false, disparaging or derogatory statements in public or private regarding the Employee.

              15.  Employee Breach.  In the event that the Employee
                   ---------------
         breaches any provision of this Agreement, the Company shall not be required to make any further payments under this Agreement as of the date of the Employee's breach. Additionally, the Employer shall be entitled to any other remedy available at law or equity.

              16.  Entire Agreement.  This Agreement contains and
                   ----------------
         constitutes the entire understanding and agreement between the parties hereto with respect to the severance and settlement and cancels all previous oral and written negotiations, agreements, commitments, and writings in connection therewith.

              17.  Applicable Law.  This Agreement shall be governed by the
                   --------------
         laws of the Commonwealth of Virginia, and is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

              18.  Acknowledgments. The Employee acknowledges that the Company
                   ---------------
         advised him to consult with any attorney of his own choosing prior to signing this Agreement. The Employee may revoke this Agreement for a period of seven (7) days after the execution of this Agreement, and the Agreement shall not be effective or enforceable until the expiration of this seven (7) day revocation period.

              19.  Voluntary Assent. The Employee affirms that no other promises
                   ----------------
         or agreements of any kind have been made to or with him by any person or entity whatsoever to cause him to sign this Agreement, and that he fully understands the meaning and intent of this Agreement. The Employee states and represents that he has had an opportunity to fully discuss and review the terms of this Agreement with an attorney. The Employee further states and represents that he has carefully read this Agreement, understands

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         the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs his name of his own free act.

              IN WITNESS WHEREOF, all parties have set their hand and seal to this Agreement as of the date written below.



         ---------------------------------       Date:
         Charles W. Stein                             ----------------------



         NETRIX CORPORATION



         By:                                     Date:
            ------------------------------            ----------------------
            Lynn C. Chapman,
            President

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